WINSTON HOTELS, INC.
2626 Glenwood Avenue o Suite 200                     [WINSTON HOTELS, INC. LOGO]
RALEIGH, NORTH CAROLINA 27608
www.winstonhotels.com
NYSE: WXH

FOR FURTHER INFORMATION:


AT WINSTON HOTELS:
Patti L. Bell                        Contact: Jerry Daly or Carol McCune (Media)
Director of Investor Relations       (703) 435-6293
& Administration                     (jerry@dalygray.com,carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com

For Immediate Release

          WINSTON HOTELS REPORTS FOURTH QUARTER, FULL-YEAR 2003 RESULTS


         RALEIGH, N.C., February 12, 2004--Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (REIT) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the three and twelve months ended December 31, 2003.

         Net income (loss) applicable to common shareholders was $(0.1) million for the three months ended December 31, 2003, or $(0.00) per share, compared to $1.7 million for the three months ended December 31, 2002, or $0.08 per share. Adjusted funds from operations (AFFO) available to common shareholders decreased
20.8 percent to $3.8 million for the fourth quarter of 2003, compared to $4.8 million for the 2002 fourth quarter. AFFO available to common shareholders per share totaled $0.14 for the 2003 fourth quarter on 27.4 million fully diluted weighted average shares outstanding, compared to AFFO available to common shareholders per share of $0.22 on 21.3 million fully diluted weighted average shares outstanding for the 2002 fourth quarter. Results were in line with the company's previously announced revised guidance.

         Net income (loss) applicable to common shareholders was $0.8 million for the year ended December 31, 2003, or $0.03 per share, compared to $(6.0) million for the year ended December 31, 2002, or $(0.31) per share. AFFO available to common shareholders decreased 10.8 percent to $21.4 million for the year ended December 31, 2003, compared to $24.0 million for the year ended December 31, 2002. AFFO available to common shareholders per share totaled $0.93 for 2003 on 23.1 million fully diluted weighted average shares outstanding, compared to AFFO available to common shareholders per share of $1.17 on 20.6 million fully diluted weighted average shares outstanding for 2002. Results were in line with the company's previously announced revised guidance.

         "Hopefully 2003 was the bottom of the most recent cycle for the hotel industry, which appears to be poised for recovery after a protracted three-year period of declining business travel demand," said Bob Winston, chief executive officer. "We continued to execute our three-pronged growth strategy focused on selected acquisitions, subordinated debt financing and improved operating performance at our hotels."

ACQUISITIONS/DEVELOPMENT

     - In late 2002, we formed a real estate investment joint venture with Charlesbank Capital Partners, LLC, which intends to acquire hotel assets primarily in need of repositioning. We own 15% of the Charlesbank joint venture. In 2003, the joint venture, in conjunction with Concord Hospitality Enterprises, acquired its third hotel, the 190-room Best Western Park Place Suites. The property currently is being converted by Concord to a Springhill Suites by Marriott and should be on-line with Marriott by June of this year. We anticipate the fully renovated cost of the project to be approximately $15 million, which would bring the total all-in cost of the three hotels held by the Charlesbank joint venture to approximately $30 million. We currently are reviewing several opportunities for the joint venture.

     - In addition to the Charlesbank joint venture acquisition strategy, we have a pipeline of hotels that we are considering that may fit our selected acquisition criteria.

     - We began construction on a 147-room Courtyard by Marriott in Chapel Hill, N.C. through a joint venture in which the company owns about 49 percent. The property is expected to open in the summer of 2004.

DEBT INVESTMENT FINANCING PROGRAM

     - We formed Winston Finance, a new debt finance subsidiary focused on originating and acquiring subordinated hotel debt. We target subordinated hotel loans between 60 percent and 85 percent of a project's value, hotels with 100 to 425 rooms and single asset loan amounts that range from $1 million to $15 million. We also intend to underwrite and acquire the junior mezzanine portion of loans that are originated in the marketplace under Collateralized Mortgage-Backed Securities (CMBS) programs. We have an active pipeline of debt opportunities; however, these are complex transactions that require significant due diligence and negotiations to complete.

INTERNAL GROWTH

     - We consolidated 40 of the company's current 49 hotels under an independent management company, Raleigh-based Alliance Hospitality, which we believe more closely aligns our ownership interests with our management company.

     - We promoted Joe Green to president and Ken Crockett to chief operating officer. Joe also continues to serve as CFO, and Ken serves as managing director of Winston Finance. Joe's expertise in real estate and corporate finance and Ken's expertise in real estate acquisitions, development, commercial and mortgage banking and hotel operations are a great fit with our current direction and strategy for growth.

FOURTH QUARTER AND YEAR END OPERATING STATISTICS

         In the 2003 fourth quarter, occupancy improved 3.7 percent from the fourth quarter 2002, and average daily room rate decreased 0.9 percent. RevPAR improved 2.7 percent to $47.57, compared to $46.32 for the 2002 fourth quarter.

         For the year ended December 31, 2003, occupancy improved 1.1 percent and average daily room rate decreased 2.5 percent, as compared to the year ended December 31, 2002. RevPAR declined 1.4 percent to $51.01, compared to $51.76 for 2002.

BALANCE SHEET CHANGES

         In September, the company sold 5.25 million shares of common stock through a follow-on offering, and completed the offering in early October with the sale of another 787,500 shares of common stock as a result of the underwriters' exercise of their over-allotment option, raising a total of $51 million in net proceeds. The funds initially were used to reduce borrowings under the company's line of credit, and are expected to be used for the company's subordinated hotel lending business, property acquisitions and for general corporate purposes.

         The Financial Accounting Standards Board issued FASB Interpretation No. 46, ("FIN 46") "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 (ARB No. 51)," in January 2003, and a further interpretation of FIN 46 in December 2003 ("FIN 46-R" and FIN 46, collectively "FIN 46"). The company currently participates in five joint venture arrangements to own and develop hotel properties, including the Marsh Landing joint venture, a recently formed joint venture which is developing our new Chapel Hill, North Carolina hotel, two joint ventures with Regent Partners, Inc. and a joint venture with Charlesbank Partners and Concord Hospitality Enterprises Company. As a result of the provisions of FIN 46, the company has consolidated the Marsh Landing, Chapel Hill and two Regent joint ventures as of December 31, 2003. The provisions of FIN 46 are not expected to have any impact on the company's debt covenants.

RECENT EVENTS

         In January 2004, the company announced that it will redeem for cash all outstanding shares of its 9.25% Series A Cumulative Preferred Stock for $25 per share, or $75 million, plus accrued and unpaid dividends on February 24, 2004. Concurrently, the company will issue 3.68 million shares of 8% Series B Cumulative Preferred Stock at $25 per share. The redemption price of the 9.25% Series A Cumulative Preferred Stock will be paid with the proceeds of the company's offering of its 8% Series B Cumulative Preferred Stock. Additional remaining net proceeds of approximately $14 million will be used to reduce borrowings under the company's line of credit and for general corporate purposes. The redemption and the offering are subject to customary closing conditions.

         "Subsequent to the sale of the Series B Cumulative Preferred Stock and the concurrent redemption of the Series A Cumulative Preferred Stock, we will have approximately $100 million available under our $125 million corporate line of credit," said Joe Green, president and CFO. "We believe that we can respond rapidly to investment opportunities as the hotel industry recovery begins to gain some traction."

2003 PRO FORMA RESULTS

         Due to the acquisition of the company's leasehold interests for 47 hotels from Interstate Hotels & Resorts on July 1, 2002, and for two hotels from Intercontinental Hotels Group PLC, effective July 1, 2003, the results of operations for the three and twelve months ended December 31, 2003, compared to the results of operations for the same respective periods ended December 31, 2002, do not offer a meaningful comparison. This is due primarily to recording the operating results of the 47 hotels for which the leasehold interests were acquired on the company's statements of operations beginning in the third quarter of 2002, and recording the operating results of the remaining two hotels beginning in the third quarter of 2003.

         In an effort to make a more meaningful comparison between periods, the company has provided below selected financial information on a "same store" basis for the three and twelve months ended December 31, 2003 and 2002, adjusted as if the acquisition of the leasehold interests from both Interstate and Intercontinental had occurred on January 1, 2002. This information is shown for the 43 wholly owned hotels that were open throughout the periods presented and does not include operating results for any hotels that were sold or classified as "held for sale" during the periods.

         This presentation is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Statement of Financial Accounting Standards No. 144 requires the company to report the operations of all properties, either disposed of, or classified as held for sale subsequent to January 1, 2002, separately as discontinued operations for all periods presented. The company believes that the presentation of hotel property operating results on a "same store" basis is helpful to investors as it represents a more useful description of its core operations and the comparability of its hotels' results. The company believes the pro forma presentation of operating results provides a meaningful comparison of the company's 2003 and 2002 fourth quarter and 12-month operating results, given the change in the ownership of the leases.

                         SELECTED FINANCIAL INFORMATION

                                                              Three Months Ended            Twelve Months Ended
                                                                  December 31,                  December 31,
                                                             2003            2002           2003           2002
                                                          -------------------------------------------------------------
Statistics                                                 (actual)       (pro forma)    (pro forma)     (pro forma)
                                                          ----------------------------------------------------------
Average Daily Rate                                        $    76.10      $    76.84      $    77.28      $    79.04
Occupancy                                                       62.3%           59.8%           66.3%           65.3%
Revenue Per Available Room                                $    47.43      $    45.96      $    51.24      $    51.60

Operating Results (in thousands)
Revenue:
  Rooms                                                   $   26,686      $   25,739      $  114,246      $  114,580
  Other hotel revenue                                          2,910           3,185          11,383          12,487
  Percentage lease revenue                                       538             821           2,141           2,426
  Interest and other income                                      423             459           1,560           1,458
  Total revenue                                               30,557          30,204         129,330         130,951
Hotel operating expenses:
  Rooms                                                        6,701           6,184          27,008          26,406
  Other hotel operating expenses                               2,111           2,163           8,403           8,704
Undistributed operating expenses:
  Property operating costs                                     6,186           5,589          25,103          23,376
  Real estate taxes and property and casualty insurance        1,200           1,388           6,163           6,258
  Other operating costs                                        4,354           4,235          17,711          17,947
  Percentage lease expense                                     1,184           1,082           4,610           4,162
  Depreciation and amortization                                4,570           4,929          18,671          19,700
  General and administrative                                   1,874             749           5,922           4,843
  Lease/management agreement acquisition                          --              --           1,300              --
  Total expenses                                              28,180          26,319         114,891         111,396

Operating income                                          $    2,377      $    3,885      $   14,439      $   19,555


FINANCIAL HIGHLIGHTS ON DECEMBER 31, 2003

     - Net income (loss) applicable to common shareholders was $0.8 million for the year ended December 31, 2003 versus $(6.0) million for the year ended December 31, 2002.

     - AFFO available to common shareholders payout ratio was 64.5 percent on a trailing 12-month basis.

     -   CAD payout ratio was 88.2 percent on a trailing 12-month basis.

     - Total debt to Adjusted EBITDA multiple was 3.0 on a trailing 12-month basis.

     - Annual interest coverage ratio multiple was 4.7 on a trailing 12-month basis.

     -   Consolidated debt to total gross assets at cost was 23.4 percent.

     - Generated an unleveraged return on investment of 8.1 percent on its hotel portfolio on a trailing 12-month basis. Based upon the company's leverage and borrowing costs, the company realized a leveraged return on investment of 8.5 percent on a trailing 12-month basis.

     - Operating margins decreased from 40.1 percent to 38.0 percent in the 2003 fourth quarter, compared to the same quarter for 2002, and decreased from 42.6 percent to 40.8 percent for the twelve months ended December 31, 2002 and 2003, respectively.

     - Based on information provided by Smith Travel Research, RevPAR yield for the full-year ended December 31, 2003 for the company's portfolio was approximately 109 percent, indicating that the company's portfolio achieved disproportionately greater RevPAR than its competition.

         During the fourth quarter, the company declared a regular cash dividend of $0.15 per common share and also announced its regular quarterly cash dividend to preferred shareholders of $0.578125 per share.

         "We evaluate our dividend policy on a quarterly basis and are comfortable with current dividend levels," Green said. Based on the closing price of the company's common stock on February 11, 2004, the company's current dividend is equivalent to an annualized dividend yield of 5.6 percent. The amount of the company's common dividend will continue to be determined each quarter, based upon the operating results of that quarter, economic conditions and other operating trends and is determined at the sole discretion of our board of directors.

OUTLOOK AND GUIDANCE

         "We believe that the hotel industry is rebounding," Green said. "A hotel industry rebound typically trails a recovery in the general economy. Because of our beliefs with respect to the hotel industry and the nature of potential investments in subordinate debt and hotel properties, long-term visibility regarding our earnings for 2004 remains difficult. Therefore, at this time, we will limit our guidance to the first quarter."

         For the first quarter of this year, the company forecasts a positive increase in RevPAR of 1 percent to 3 percent, compared to the first quarter of 2003. AFFO available to common shareholders per share for the 2004 first quarter is expected to be between $0.14 and $0.16. This is equivalent to a per share range of FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), of $0.23 to $0.25. This guidance assumes no additional acquisitions or placement of debt during the first quarter and a flat gross operating profit, compared to the same period in the prior year. AFFO available to common shareholders per share totaled $0.20 for the first quarter of 2003.

         As noted earlier in this press release, the company sold approximately
6.0 million shares of common stock through a follow-on offering, which was completed in early October. As a result of issuing these additional shares, and due to the seasonality of the company's operating results, the sum of the AFFO available to common shareholders per share for each of the four quarters of 2003 does not equal the AFFO available to common shareholders per share for the year. AFFO available to common shareholders per share totaled $0.20, $0.32, $0.29 and $0.14 for the four quarters of 2003, while the AFFO available to common shareholders totaled $0.93 per share for the year ended December 31, 2003.

         Winston Hotels' fourth quarter and full-year 2003 investor conference call is scheduled for 10 a.m. ET today, February 12, 2004. The call also will be simulcast over the Internet via the company's web site, www.winstonhotels.com. The replay will be available on the company's Web site for 30 days and via telephone for seven days by calling (800) 475-6701, access code 720243.

ABOUT THE COMPANY

         Raleigh, North Carolina-based Winston Hotels, Inc. is a real estate investment trust specializing in the development, acquisition, and repositioning of, and provision of subordinated financing to, premium limited-service, upscale extended-stay and full-service hotels, with a portfolio increasingly weighted toward the leading brands in the lodging industry's upscale segment. The company currently owns or is invested in 49 hotels with an aggregate of 6,879 rooms in 16 states, which includes: 43 wholly owned properties with an aggregate of 6,021 rooms; a 49 percent ownership interest in two joint ventures which collectively own two hotels with an aggregate of 296 rooms; a 57.65 percent ownership interest in one joint venture which owns one hotel with 157 rooms; and a 13.05 percent ownership interest in one joint venture which owns three hotels with an aggregate of 405 rooms. The company also has issued mezzanine loans to owners of three hotels with an aggregate of 391 rooms. The company does not hold an ownership interest in any of the hotels for which it has provided mezzanine financing. For more information about Winston Hotels, visit the Winston Hotels Web site at www.winstonhotels.com.

NOTE ABOUT FORWARD-LOOKING STATEMENTS.

         In addition to historical information, this press release contains forward-looking statements. The reader can identify these statements by use of words like "may," "will," "expect," "project," "anticipate," "estimate," "target," "believe," or "continue" or similar expressions, including without limitation its acquisition and disposition plans for hotel properties,its hotel lending plans, its dividend policy, and its estimated AFFO available to common shareholders and RevPAR for the 2004 first quarter. These statements represent the company's judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and other governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of mezzanine loans, or the failure to make additional mezzanine debt investments and investments in hotels. Other risks are discussed in the company's filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2002.

NOTES ABOUT NON-GAAP FINANCIAL MEASURES

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules. As required by SEC rules, the company has provided a reconciliation in this press release of each non-GAAP financial measure to its directly comparable GAAP measure. We believe that these non-GAAP measures, when combined with the company's primary GAAP presentations required by the SEC, help improve our equity holders' ability to understand our operating performance and make it easier to compare the results of our company with other hotel REITs. A description of each is provided below. (A further description of certain of these non-GAAP measures can be found in our annual report on Form 10-K for the year ended December 31, 2002.)

FFO AND AFFO

Funds from operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), is net income (loss) (determined in accordance with generally accepted accounting principles, or "GAAP"), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). The company further adjusts FFO by adding lease/management agreement acquisition expense, loss on impairment of asset held for sale, and the change in deferred revenue during the period to eliminate the impact of Staff Accounting Bulletin No. 101 ("SAB 101"), and subtracting income tax benefit. This further adjustment to FFO is referred to as Adjusted Funds from Operations, or AFFO. The company further subtracts preferred share distributions from AFFO to arrive at AFFO Available to Common Shareholders. The calculations of FFO and AFFO may vary from entity to entity, and as such the presentation of FFO and AFFO by the company may not be comparable to other similarly titled measures of other reporting companies. The company supplementally provides AFFO due to the fact that the acquisition of the leasehold interests, for 47 hotels from Interstate in July 2002 and for two hotels from Intercontinental in July 2003, may not result in a meaningful comparison between the annual results for 2002 and other years. FFO and AFFO are not intended to represent cash flows for the period. FFO and AFFO have not been presented as an alternative to operating income, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

FFO is a supplemental industry-wide measure of REIT operating performance, the definition of which was first proposed by NAREIT in 1991 (and clarified in 1995, 1999 and 2002) in response to perceived drawbacks associated with net income under GAAP as applied to REITs. Since the introduction of the definition by NAREIT, the term has come to be widely used by REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentations of operating results for real estate companies that use historical GAAP cost accounting to be insufficient by themselves. Accordingly, the company believes FFO and AFFO (combined with the company's primary GAAP presentations required by the SEC) helps improve our investors' ability to understand the company's operating performance. The company only uses FFO and AFFO as supplemental measures of operating performance.

The company computes AFFO Available to Common Shareholders Payout Ratio by dividing common dividends per share paid over the last twelve months by trailing twelve-month AFFO Available to Common Shareholders per share for the same period.

CAD

The company computes CAD ("Cash Available for Distribution") as AFFO Available to Common Shareholders less capital expenditures. Capital expenditures are calculated as 5% of room revenues in accordance with our percentage leases. CAD is a supplemental industry-wide measure of REIT operating performance that measures a REIT's ability to generate cash and to distribute dividends to its shareholders. We believe CAD (combined with our primary GAAP presentations required by the SEC) helps improve our investors' ability to understand our operating performance (including our ability to make required distributions to maintain our REIT status) and makes it easier than before to compare the results of one REIT with another. We only use CAD as a supplemental measure of operating performance. The calculation of CAD may vary from entity to entity and as such our presentation of CAD may not be comparable to other similarly titled measures of other reporting companies. CAD is not intended to represent cash flows for the period. CAD has not been presented as an alternative to operating income, but as an indicator of operating performance, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The company computes CAD Payout Ratio by dividing common dividends per share paid over the last twelve months by trailing twelve-month CAD per share for the same period. The company believes the CAD Payout Ratio also helps improve our investors' ability to understand our ability to make required distributions to maintain our REIT status.

ADJUSTED EBITDA

The company computes Adjusted EBITDA as net income (loss), excluding gains (losses) from sales of property and impairment losses, plus minority interest, plus interest expense, depreciation expense, amortization expense, and the change in deferred revenue (after adjustments for unconsolidated joint ventures), plus lease / management termination expense, plus income tax expense (benefit), plus cumulative effect of changes in accounting principles. The company considers Adjusted EBITDA to be a useful measure of performance from core operations because Adjusted EBITDA does not include various income and expense items that are not indicative of operating performance. Adjusted EBITDA should not be considered as an alternative to net income or other GAAP measures as an indicator of financial or operating performance, or as an alternative to cash flow from operating, investing or financing activities under GAAP as a measure of liquidity. The company's computation of Adjusted EBITDA may not be comparable to EBITDA or similarly titled measures as reported by other companies.

The company computes the total debt to Adjusted EBITDA multiple by dividing the company's total debt as of December 31, 2003 by Adjusted EBITDA for the twelve-months preceding such date.

The company computes the annual interest coverage ratio by dividing trailing twelve-month Adjusted EBITDA by the company's total interest expense during the same twelve-month period. The company believes the annual interest coverage ratio also helps improve our investors' ability to understand our ability to pay interest costs from operating results.

The company computes Unleveraged Return on Investment by dividing Adjusted EBITDA for the trailing twelve months by total gross book value of operating properties as of December 31, 2003. The company believes Unleveraged Return on Investment helps improve our investors' ability to understand the extent to which our investment in operating properties provides an unleveraged return.

The company computes Leveraged Return on Investment by dividing Adjusted EBITDA less total interest expense for the trailing twelve months by total leveraged investment in operating properties (equal to total gross book value of operating properties less total debt) as of December 31, 2003. The company believes the Leveraged Return on Investment helps improve our investors' ability to understand the extent to which our leveraged investment in operating properties provides a leveraged return. An investor can compare Leveraged Return on Investment to Unleveraged Return on Investment and ascertain the extent to which the company is effectively using leverage to bolster its operating performance.

REVPAR

RevPAR is an acronym for Revenue Per Available Room, which is determined by multiplying average daily rate by occupancy percentage for any given period. RevPAR does not include food and beverage or other ancillary revenues such as parking, telephone, or other guest services generated by the property. Similar to the reporting periods for the company's statement of operations, hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) are always reported based on a calendar year.

                              WINSTON HOTELS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2003 AND 2002
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS
                                                                                        2003            2002
                                                                                     ----------      ----------
Investment in hotel properties:                                                      (unaudited)
                                                                                     ----------
Land                                                                                 $   44,788      $   39,348
Buildings and improvements                                                              377,109         345,511
Furniture and equipment                                                                  51,323          44,332
                                                                                     ----------      ----------
     Operating properties                                                               473,220         429,191
Less accumulated depreciation                                                           128,540         109,152
                                                                                     ----------      ----------
                                                                                        344,680         320,039
Properties under development                                                              3,521           1,800
                                                                                     ----------      ----------
     Net investment in hotel properties                                                 348,201         321,839

Assets held for sale                                                                      2,100              --
Corporate FF&E, net                                                                         621             735
Cash                                                                                      5,623           1,510
Accounts receivable                                                                       2,505           1,958
Lease revenue receivable                                                                    179              --
Notes receivable                                                                          5,016           5,016
Investment in joint ventures                                                              1,607           9,117
Deferred expenses, net                                                                    2,935           2,954
Prepaid expenses and other assets                                                         8,653           6,988
Deferred tax asset                                                                        9,821           7,325
                                                                                     ----------      ----------
        Total assets                                                                 $  387,261      $  357,442
                                                                                     ==========      ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Due to banks                                                                         $   29,200      $   72,300
Long-term debt                                                                           91,284          66,406
Accounts payable and accrued expenses                                                    11,484          11,679
Distributions payable                                                                     5,870           4,951
                                                                                     ----------      ----------
        Total liabilities                                                               137,838         155,336
                                                                                     ----------      ----------
Minority interest                                                                        17,489           7,591
                                                                                     ----------      ----------
Commitments and contingencies
Shareholders' equity:
        Preferred stock, $.01 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding (liquidation preference
          of $76,734)                                                                        30              30
        Common stock, $.01 par value, 50,000,000 shares authorized,
          26,270,805 and 20,148,334 shares issued and outstanding                           263             201
        Additional paid-in capital                                                      307,089         256,720
        Accumulated other comprehensive loss                                                (33)             --
        Unearned compensation                                                              (527)           (596)
        Distributions in excess of earnings                                             (74,888)        (61,840)
                                                                                     ----------      ----------
        Total shareholders' equity                                                      231,934         194,515
                                                                                     ----------      ----------
        Total liabilities and shareholders' equity                                   $  387,261      $  357,442
                                                                                     ==========      ==========

                              WINSTON HOTELS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               Three Months      Three Months
                                                                                  Ended              Ended
                                                                               December 31,      December 31,
                                                                                   2003              2002
                                                                               ------------      ------------
Revenue:
     Rooms                                                                     $     26,686      $     25,308
     Food and beverage                                                                1,913             2,052
     Other operating departments                                                        997             1,125
     Percentage lease revenue                                                           538             1,030
     Interest and other income                                                          423               459
                                                                               ------------      ------------
          Total revenue                                                              30,557            29,974
                                                                               ------------      ------------
Hotel operating expenses:
     Rooms                                                                            6,701             6,031
     Food and beverage                                                                1,383             1,436
     Other operating departments                                                        728               721
Undistributed operating expenses:
     Property operating expenses                                                      6,186             5,693
     Real estate taxes and property and casualty insurance                            1,200             1,390
     Franchise costs                                                                  1,939             1,804
     Maintenance and repair                                                           1,754             1,557
     Management fees                                                                    661               598
     Percentage lease expense                                                         1,184             1,082
     General and administrative                                                       1,874               749
     Depreciation                                                                     4,251             4,694
     Amortization                                                                       319               217
                                                                               ------------      ------------
          Total operating expenses                                                   28,180            25,972
                                                                               ------------      ------------
Operating income                                                                      2,377             4,002
     Interest expense                                                                 1,499             2,477
                                                                               ------------      ------------
Income before loss on sale of properties, allocation to minority interest, allocation to consolidated joint ventures, income taxes,
       and equity in income of unconsolidated joint ventures                            878             1,525
     Income allocation to minority interest                                              25                75
     Loss allocation to consolidated joint ventures                                     (25)               --
     Income tax benefit                                                                (669)             (228)
     Equity in income of unconsolidated joint ventures                                  640             1,198
                                                                               ------------      ------------
Income from continuing operations                                                     2,187             2,876
Discontinued operations:
     Loss from discontinued operations                                                  (21)             (132)
     Gain on sale of discontinued operations                                             --               644
     Loss on impairment of asset held for sale                                          (62)               --
                                                                               ------------      ------------
Income before cumulative effect of change in accounting principle                     2,104             3,388
                                                                               ------------      ------------
     Cumulative effect of change in accounting principle - net                         (428)               --
                                                                               ------------      ------------
     Net income                                                                       1,676             3,388
Preferred stock distribution                                                         (1,735)           (1,735)
                                                                               ------------      ------------
           Net income (loss) applicable to common shareholders                 $        (59)     $      1,653
                                                                               ============      ============
Income (loss) per common share:
Basic and diluted:
     Income from continuing operations                                         $       0.02      $       0.06
     Income from discontinued operations                                                 --              0.02
     Loss per common share from cumulative effect of change
       in accounting principle - net                                                  (0.02)               --
                                                                               ------------      ------------
     Net income per common share                                               $         --      $       0.08
                                                                               ============      ============

                              WINSTON HOTELS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 2003            2002
                                                                              ----------      ----------
Revenue:
     Rooms                                                                    $  113,215      $   54,724
     Food and beverage                                                             7,201           3,898
     Other operating departments                                                   4,169           2,306
     Percentage lease revenue                                                      2,621          29,067
     Interest and other income                                                     1,560           1,458
                                                                              ----------      ----------
          Total revenue                                                          128,766          91,453
                                                                              ----------      ----------
Hotel operating expenses:
     Rooms                                                                        26,670          12,980
     Food and beverage                                                             5,437           2,873
     Other operating departments                                                   2,952           1,507
Undistributed operating expenses:
     Property operating expenses                                                  24,801          11,970
     Real estate taxes and property and casualty insurance                         6,163           6,259
     Franchise costs                                                               8,144           3,895
     Maintenance and repair                                                        6,774           3,166
     Management fees                                                               2,675           1,233
     Percentage lease expense                                                      4,610           2,168
     General and administrative                                                    5,922           4,843
     Depreciation                                                                 17,686          18,868
     Lease/management agreement acquisition                                        1,300          17,668
     Amortization                                                                    985             832
                                                                              ----------      ----------
          Total operating expenses                                               114,119          88,262
                                                                              ----------      ----------
Operating income                                                                  14,647           3,191
     Interest expense                                                              7,257          10,478
                                                                              ----------      ----------
Income (loss) before loss on sale of properties, allocation to minority interest, allocation to consolidated joint ventures, income taxes,
       and equity in income of unconsolidated joint ventures                       7,390          (7,287)
     Income (loss) allocation to minority interest                                   260            (369)
     Loss allocation to consolidated joint ventures                                  (36)             --
     Income tax benefit                                                           (2,348)         (7,401)
     Equity in income of unconsolidated joint ventures                             1,193           1,172
                                                                              ----------      ----------
Income from continuing operations                                                 10,707           1,655
Discontinued operations:
     Loss from discontinued operations                                              (144)            (35)
     Loss on sale of discontinued operations                                          --            (718)
     Loss on impairment of asset held for sale                                    (2,430)             --
                                                                              ----------      ----------
Income before cumulative effect of change in accounting principle                  8,133             902
                                                                              ----------      ----------
     Cumulative effect of change in accounting principle - net                      (428)             --
                                                                              ----------      ----------
     Net income                                                                    7,705             902
Preferred stock distribution                                                      (6,938)         (6,938)
                                                                              ----------      ----------
           Net income (loss) applicable to common shareholders                $      767      $   (6,036)
                                                                              ==========      ==========
Income (loss) per common share:
Basic and diluted:
     Income (loss) from continuing operations                                 $     0.17      $    (0.27)
     Loss from discontinued operations                                             (0.12)          (0.04)
     Loss per common share from cumulative effect of change
       in accounting principle - net                                               (0.02)             --
                                                                              ----------      ----------
     Net income (loss) per common share                                       $     0.03      $    (0.31)
                                                                              ==========      ==========

WINSTON HOTELS, INC.
RECONCILIATION AND CALCULATION OF FFO, AFFO,
AFFO AVAILABLE TO COMMON SHAREHOLDERS AND CAD
(in thousands, except per share data)

                                                                   For the                   For the
                                                                Quarter Ended           Twelve Months Ended
                                                                 December 31,               December 31,
                                                             2003          2002          2003          2002
                                                           --------      --------      --------      --------
Net Income                                                 $  1,676      $  3,388      $  7,705      $    902
(Gain) loss on sale of discontinued operations                   --          (688)           --           764
Minority interest allocation                                     25            75           260          (369)
Minority interest allocation of gain (loss) on sale of
  discontinued operations                                        --            44            --           (46)
Minority interest allocation of earnings (losses) from
  discontinued operations                                        (4)          (10)          (18)            3
Depreciation                                                  4,251         4,694        17,686        18,868
Depreciation from discontinued operations                        --           153           192           917
Depreciation from joint ventures                                239           207           855           801
                                                           --------      --------      --------      --------
FUNDS FROM OPERATIONS (FFO)                                $  6,187      $  7,863      $ 26,680      $ 21,840
                                                           --------      --------      --------      --------
Loss on impairment of asset held for sale                        65            --         2,583            --
Minority interest allocation of loss on impairment
  of asset held for sale                                         (3)           --          (153)           --
Cumulative effect of change in accounting principle             449            --           449            --
Minority interest allocation of cumulative effect of
  change in accounting principle                                (21)           --           (21)           --
Deferred revenue                                                 --          (204)           --        (1,226)
Deferred revenue from joint ventures                           (369)         (919)           --            --
Lease / management agreement acquisition expense                 --            --         1,300        17,668
Income tax benefit                                             (669)         (228)       (2,348)       (7,401)
Income tax expense (benefit) from
  discontinued operations                                       (58)          (21)         (148)           76
                                                           --------      --------      --------      --------
ADJUSTED FUNDS FROM OPERATIONS (AFFO)                      $  5,581      $  6,491      $ 28,342      $ 30,957
                                                           --------      --------      --------      --------
Preferred stock dividend                                     (1,735)       (1,735)       (6,938)       (6,938)
                                                           --------      --------      --------      --------
AFFO AVAILABLE TO COMMON SHAREHOLDERS                      $  3,846      $  4,756      $ 21,404      $ 24,019
                                                           ========      ========      ========      ========
Capital expenditures *                                        1,284         1,264         5,512         5,662
Capital expenditures of joint ventures *                         59            49           218           190
                                                           --------      --------      --------      --------
CASH AVAILABLE FOR DISTRIBUTION (CAD)                      $  2,503      $  3,443      $ 15,674      $ 18,167
                                                           ========      ========      ========      ========

Weighted average common
  shares assuming dilution                                   27,426        21,348        23,087        20,607

AFFO AVAILABLE TO COMMON SHAREHOLDERS                      --------      --------      --------      --------
  PER SHARE                                                $   0.14      $   0.22      $   0.93      $   1.17
                                                           ========      ========      ========      ========

                                                           --------      --------      --------      --------
CAD PER SHARE                                              $   0.09      $   0.16      $   0.68      $   0.88
                                                           ========      ========      ========      ========

                                                           --------      --------      --------      --------
COMMON DIVIDEND PER SHARE                                  $   0.15      $   0.15      $   0.60      $   0.60
                                                           ========      ========      ========      ========


* - Capital expenditures are shown as 5% of room revenues, as required under the Company's percentage leases, and do not represent actual capital expenditures.

WINSTON HOTELS, INC.
RECONCILIATION AND CALCULATION OF ADJUSTED EBITDA
(in thousands)

                                                             For the Quarter Ended         For the Twelve Months Ended
                                                                   December 31,                   December 31,
                                                              2003            2002            2003            2002
                                                           ----------      ----------      ----------      ----------
Net Income                                                 $    1,676      $    3,388      $    7,705      $      902
(Gain) loss on sale of discontinued operations                     --            (688)             --             764
Minority interest allocation                                       25              75             260            (369)
Minority interest allocation of gain (loss) on sale of
  discontinued operations                                          --              44              --             (46)
Minority interest allocation of earnings (losses) from
  discontinued operations                                          (4)            (10)            (18)              3
Depreciation                                                    4,251           4,694          17,686          18,868
Depreciation from discontinued operations                          --             153             192             917
Depreciation from joint ventures                                  239             207             855             801
Loss on impairment of asset held for sale                          65              --           2,583              --
Minority interest allocation of loss on impairment
  of asset held for sale                                           (3)             --            (153)             --
Cumulative effect of change in accounting principle               449              --             449              --
Minority interest allocation of cumulative effect of
  change in accounting principle                                  (21)             --             (21)             --
Deferred revenue                                                   --            (204)             --          (1,226)
Deferred revenue from joint ventures                             (369)           (919)             --              --
Lease/management agreement acquisition expense                     --              --           1,300          17,668
Income tax benefit                                               (669)           (228)         (2,348)         (7,401)
Income tax expense (benefit) from
  discontinued operations                                         (58)            (21)           (148)             76
Interest expense                                                1,499           2,477           7,257          10,478
Interest expense from joint ventures                              157             129             583             637
Amortization expense                                              319             219             985             832
Amortization expense from discontinued operations                  --               1              --               9
Amortization expense from joint ventures                            9              --              25              --
                                                           ----------      ----------      ----------      ----------
ADJUSTED EBITDA                                            $    7,565      $    9,317      $   37,192      $   42,913
                                                           ==========      ==========      ==========      ==========

WINSTON HOTELS, INC.

2004 FIRST QUARTER GUIDANCE

RECONCILIATION OF NET INCOME TO FFO, AFFO,
AND AFFO AVAILABLE TO COMMON SHAREHOLDERS
(in thousands, except per share data)


                                               GUIDANCE RANGE
                                             LOW             HIGH
                                          ----------      ----------
Net Income                                $    2,000      $    2,500

Depreciation                                   4,200           4,200

Depreciation from joint ventures                 200             200

Minority interest allocation                      --              --
                                          ----------      ----------
FUNDS FROM OPERATIONS (FFO)               $    6,400      $    6,900
                                          ==========      ==========

Income tax benefit                              (800)           (700)
                                          ----------      ----------
ADJUSTED FUNDS FROM OPERATIONS (AFFO)     $    5,600      $    6,200
                                          ==========      ==========

Preferred stock dividend                      (1,800)         (1,800)
                                          ----------      ----------
AFFO AVAILABLE TO COMMON SHAREHOLDERS     $    3,800      $    4,400
                                          ==========      ==========

Weighted average common
  shares assuming dilution                    27,600          27,600

AFFO AVAILABLE TO COMMON                  ----------      ----------
  SHAREHOLDERS PER SHARE                  $     0.14      $     0.16
                                          ==========      ==========

WINSTON HOTELS, INC.
CALCULATION OF PERFORMANCE RATIOS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


AFFO Available to Common Shareholders Payout Ratio:

AFFO Available to Common Shareholders per share - 1/1/03 through 12/31/03:          $     0.93

Common dividends paid per share - 1/1/03 through 12/31/03                                 0.60
                                                                                    ----------

               AFFO AVAILABLE TO COMMON SHAREHOLDERS PAYOUT RATIO                         64.5%
                                                                                    ----------

CAD Payout Ratio:

CAD per share - 1/1/03 through 12/31/03:                                            $     0.68

Common dividends paid per share - 1/1/03 through 12/31/03                                 0.60
                                                                                    ----------

               CAD PAYOUT RATIO                                                           88.2%
                                                                                    ----------

Total Debt to Adjusted EBITDA Multiple:

Corporate debt as of December 31, 2003                                              $   94,231
Share of joint venture debt as of December 31, 2003                                     15,495
                                                                                    ----------
Total debt                                                                             109,726

Adjusted EBITDA                                                                         37,192
                                                                                    ----------

               TOTAL DEBT TO ADJUSTED EBITDA MULTIPLE                                      3.0
                                                                                    ----------

Annual Interest Coverage Ratio:
 (based on a twelve-month basis)

Adjusted EBITDA                                                                     $   37,192

Corporate interest expense                                                               7,257
Share of joint venture interest expense                                                    583
                                                                                    ----------
Total interest expense                                                                   7,840
                                                                                    ----------

               ANNUAL INTEREST COVERAGE RATIO                                              4.7
                                                                                    ----------

Unleveraged Return on Investment:
 (based on a twelve-month basis)

Gross book value of wholly owned hotels                                             $  430,011

Gross book value of operating joint venture hotels - Company's share                    26,829
                                                                                    ----------

Total gross book value of operating properties                                         456,840

Adjusted EBITDA for the twelve months ended 12/31/2003                                  37,192
                                                                                    ----------

               UNLEVERAGED RETURN ON INVESTMENT                                            8.1%
                                                                                    ----------


Leveraged Return on Investment:
 (based on a trailing twelve-month basis)

Total gross book value of operating properties                                      $  456,840

Corporate debt                                                                         (94,231)

Share of joint venture debt                                                            (15,495)
                                                                                    ----------

Total leveraged Investment in operating properties                                     347,114

Adjusted EBITDA for the twelve months ended 12/31/2003                                  37,192

Corporate interest expense for the twelve months ended 12/31/2003                       (7,257)

Share of joint venture interest expense for the twelve
  months ended 12/31/03 - Company's share                                                 (583)
                                                                                    ----------

Adjusted EBITDA less total interest expense                                             29,352
                                                                                    ----------

               LEVERAGED RETURN ON INVESTMENT                                              8.5%
                                                                                    ----------

WINSTON HOTELS, INC.
REPORT OF THE THREE AND TWELVE MONTHS ENDING
 DECEMBER  2003
REVPAR PERFORMANCE FOR 47 HOTELS*


                                                    QTD ENDING DECEMBER              YTD ENDING DECEMBER
                                                 2003       2002        % CH        2003       2002      % CH
COMBINED BRANDS
--------------------------------------------------------------------------------------------------------------
    Comfort Inn/Suites & Quality Suites         $35.32     $31.18       13.3%      $39.26     $38.19       2.8%
    Courtyard, Fairfield Inn, Residence Inn     $43.69     $45.36       -3.7%      $48.42     $51.03      -5.1%
    Hampton Inn/Suites                          $45.07     $44.60        1.1%      $49.35     $49.98      -1.3%
    Hilton Garden Inn                           $67.24     $63.15        6.5%      $67.47     $66.14       2.0%
    Holiday Inn Express/Select                  $45.98     $48.66       -5.5%      $49.84     $53.75      -7.3%
    Homewood Suites                             $59.13     $56.83        4.0%      $61.24     $62.48      -2.0%

REGION
--------------------------------------------------------------------------------------------------------------
    South Atlantic                              $43.28     $41.47        4.4%      $47.36     $47.28       0.2%
    East North Central                          $62.60     $60.82        2.9%      $63.31     $64.42      -1.7%
    West South Central                          $37.53     $41.20       -8.9%      $40.67     $44.44      -8.5%
    Mountain                                    $45.33     $41.03       10.5%      $46.05     $42.26       9.0%
    New England                                 $59.82     $54.47        9.8%      $61.83     $64.42      -4.0%
    Middle Atlantic                             $70.17     $72.64       -3.4%      $73.92     $79.47      -7.0%

SEGMENT
--------------------------------------------------------------------------------------------------------------
    Upscale                                     $56.58     $55.16        2.6%      $59.03     $59.74     -1.2%
    Mid-scale w/ F&B                            $50.75     $52.46       -3.3%      $54.86     $58.52     -6.3%
    Mid-scale w/o F&B                           $39.98     $38.29        4.4%      $44.06     $44.25     -0.4%

SERVICE
--------------------------------------------------------------------------------------------------------------
    Limited-service                             $39.98     $38.29        4.4%      $44.06     $44.25     -0.4%
    Full-service                                $55.33     $55.19        0.3%      $58.34     $60.07     -2.9%
    Extended-stay                               $55.16     $53.28        3.5%      $57.60     $58.26     -1.1%

--------------------------------------------------------------------------------------------------------------
TOTAL FOR 47 HOTELS                             $47.57     $46.32        2.7%      $51.01     $51.76     -1.4%
--------------------------------------------------------------------------------------------------------------


*excludes three joint venture hotels, in which the company owns a 13.05 percent interest through the Charlesbank joint venture. These hotels include the West Des Moines, IA Fairfield Inn & Suites, acquired in May 2002, the Beachwood, OH Courtyard by Marriott, acquired in June 2002, and the Houston, TX Best Western Park Place Suites, acquired in September 2003. The company did not hold an ownership interest in these properties for the entire periods presented and therefore they are excluded from the table above.

The table includes the company's 44 wholly owned hotels as of December 31, 2003, as well as three joint venture hotels the company has held an ownership interest in for all periods presented. These joint venture hotels include the Windsor, CT Hilton Garden Inn, the Ponte Vedra, FL Hampton Inn, and the Evanston, IL Hilton Garden Inn.